November 15, 2000


Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

RE:  Form N-SAR

Gentlemen:

Pursuant to Section 30(a) of the Investment
Company Act of 1940 and Rule 30a-1, please find Franklin Strategic Mortgage Portfolio
Form N-SAR as of September 30, 2000.

Should you have any questions, please call me at (916) 463-5509. Thank you.


Sincerely,


FRANKLIN STRATEGIC MORTGAGE PORTFOLIO


Gaston Gardey
Fund Accounting Manager